StockerYale, Inc.

LIMITED POWER OF ATTORNEY

 This statement confirms that the undersigned has
authorized and designated Fred Pilon, Mark Blodgett, Veronica
Zorrilla, Heather Turner, Ann Imes and Thomas B. Rosedale his
attorneys-in-fact to (i) prepare, execute and file on behalf of the undersigned Form ID in order to obtain access codes
for the undersigned to permit filing on EDGAR, and (ii)
prepare, execute and file on behalf of the undersigned all
Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's
ownership of or transactions in securities of StockerYale, Inc.
The authority of such attorneys under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of StockerYale, Inc., unless earlier revoked in writing.  The undersigned acknowledges that such attorneys are not assuming any of the undersigned's
responsibilities to comply with the requirements of Section
16 of the Securities Exchange Act of 1934, as amended, or
any of the undersigned's liabilities for failure to comply with such requirements.

Date: May 10, 2006
      /s/ Nick Cadieux
      -----------------
      By: Nick Cadieux